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                                                                    EXHIBIT j(1)


                              CONSENT OF COUNSEL
                              ------------------


     We hereby consent (i) to the use of our name and to the references to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 51 to the Registration Statement (No. 2-79285) on Form N-1A under the Securities Act of 1933, as amended, of Mercantile Mutual Funds, Inc.; (ii) to the incorporation by reference herein of our Firm's Opinions of Counsel filed as exhibits to Post-Effective Amendments Nos. 44 and 45; and (iii) to the use of our Firm's Opinions of Counsel as exhibits to Post-Effective Amendments Nos. 44 and 45. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption and the incorporation by reference of our Firm's opinions we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                    /s/  Drinker Biddle & Reath LLP
                                    -------------------------------
                                    Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
March 31, 2000